Exhibit 21
LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Diversified Data Development Corporation	CA
Credit Bureau of Carmel & Pebble Beach, Inc.	CA
TransUnion Intermediate Holdings, Inc.	DE
TransUnion Risk and Alternative Data Solutions, Inc.	DE
TransUnion Digital LLC	DE
Trans Union LLC	DE
Trans Union International, Inc.	DE
TransUnion International Holdings LLC	DE
TransUnion Exchange LLC	DE
TransUnion Rental Screening Solutions, Inc.	DE
Credit Retriever LLC	DE
Verifacts LLC	DE
INSDEC LLC	DE
TransUnion Consumer Solutions LLC	DE
Trans Union Content Solutions LLC	DE
TransUnion Global Holdings LLC	DE
TransUnion Interactive, Inc.	DE
Trans Union Real Estate Services, Inc.	DE
TransUnion Financing Corporation	DE
TransUnion Risk Advisory, Inc.	DE
TruSignal, Inc.	DE
L2C, Inc.	DE
Link Marketing, Inc.	DE
Link2credit, Inc.	DE
Driver’s History Information Sales LLC	DE
TransUnion Data Solutions LLC	DE
eBureau, LLC	DE
IS Resources, Inc.	DE
FT Holdings, Inc.	DE
FactorTrust, Inc.	DE
iovation, Inc.	DE
Recipero, Inc.	DE
Rubixis, Inc.	DE
Visionary Systems, Inc.	GA
Worthknowing, Inc.	GA
Decision Systems, Inc.	GA
Source USA Insurance Agency, Inc.	IL
TransUnion Marketing Solutions, Inc.	IL
Driver’s History Inc.	NJ
Datalink Services, Inc.	NV
TransUnion Intelligence LLC	NV
RTech Healthcare Revenue Technologies, Inc.	NY
TransUnion Teledata LLC	OR
Title Insurance Services Corporation	SC
TransUnion Healthcare, Inc.	TX
Credit Reference Bureau Africa (Pty) Ltd.	Botswana
TransUnion (Proprietary) Ltd.	Botswana

Subsidiary	Jurisdiction of Organization
TransUnion Brasil Sistemas em Informatica Ltda.	Brazil
Moussoro Participacoes Ltda.	Brazil
Trans Union of Canada, Inc.	Canada
Trans Union Chile, S.A.	Chile
TransUnion Soluciones de Informacion Chile SA	Chile
TransUnion Information Technology (Beijing) Co., Ltd.	China
GMAP Marketing Consulting Shangahi Co. Ltd	China
TransUnion Colombia Ltda.	Colombia
CIFIN S.A.S	Colombia
Trans Union Costa Rica, S.A.	Costa Rica
TransUnion Holding Cyprus Ltd.	Cyprus
Centro de Informacion y Estudios Estrategicos Empresariales S.A.	Dominican Rep.
TransUnion S.A.	Dominican Rep.
Centro de Operaciones Servicios de Informacion Estrategica, S.A.	Dominican Rep.
TransUnion El Salvador, S.A. de C.V.	El Salvador
Trans Union Guatemala, S.A.	Guatemala
Soluciones de Informatica de Centroamerica (SICE), S.A.	Guatemala
Trans Union Honduras-Buro de Credito, S.A.	Honduras
TransUnion Limited	Hong Kong
TransUnion Asia Ltd.	Hong Kong
TransUnion Information Services Limited	Hong Kong
Credit Information Services Limited	Hong Kong
Trans Union Software Services Private Limited	India
TransUnion CIBIL Limited	India
TransUnion Global Technology Center LLP	India
Rubixis Technologies Private Limited	India
Trustev Limited	Ireland
GMAP Japan KK	Japan
TransUnion Kenya Limited	Kenya
Credit Reference Bureau (Holdings) Limited	Kenya
Regional Data Systems Limited	Kenya
Credit Information Systems Company Limited	Kenya
Credit Reference Bureau Africa Ltd.	Kenya
TransUnion Baltics UAB	Lithuania
TransUnion Ltd.	Malawi
TransUnion (Mauritius) Limited	Mauritius
Servicios y Asesoria S CO BC, SA de CV	Mexico
STS Vail Beheeren Administracion S. DE. R.L. DE C.V.	Mexico
TransUnion Reverse Exchange S de R.L. de C.V.	Mexico
TransUnion Soluciones de Informacion, S de R.L de C.V.	Mexico
TransUnion Credit Bureau Namibia (Pty) Ltd.	Namibia
Beheer en Beleggingsmaatchapij Stivaco B.V.	Netherlands
Vail Systemen Groep, B.V.	Netherlands
TransUnion Netherlands I, B.V.	Netherlands
TransUnion Netherlands II, B.V.	Netherlands
Trans Union Nicaragua, S.A.	Nicaragua
Trans Union Central America, S.A.	Panama
TransUnion Information Solutions, Inc.	Philippines
Trans Union de Puerto Rico, Inc.	Puerto Rico
TransUnion Rwanda Limited	Rwanda

Subsidiary	Jurisdiction of Organization
TransUnion Africa Holdings (Pty) Ltd.	South Africa
TransUnion Credit Bureau (Pty) Ltd.	South Africa
TransUnion Africa (Pty) Ltd.	South Africa
TransUnion Analytic and Decision Services (Pty) Ltd.	South Africa
TransUnion Auto Information Solutions (Pty) Ltd.	South Africa
Autolocator (Pty) Ltd.	South Africa
Callcredit Spain S.L.U	Spain
Confirma Sistemas de Informacion S.L.	Spain
TransUnion ITC (Pty) Ltd.	Swaziland
Credit Reference Bureau Africa Ltd.	Tanzania
Collection Africa Ltd.	Tanzania
Credit Reporting Services Limited	Trinidad & Tobago
AppLock Limited	United Kingdom
Call@Credit plc	United Kingdom
Callcredit Data Solutions Limited	United Kingdom
Callcredit Lead Generation Limited	United Kingdom
Callcredit Marketing Ltd.	United Kingdom
Callcredit Public Sector Limited	United Kingdom
CheckMend Ltd.	United Kingdom
Coactiva Limited	United Kingdom
Crown Acquisition BidCo, Ltd.	United Kingdom
Crown Acquisition Consumer Ltd.	United Kingdom
Crown Acquisition MidCo, Ltd.	United Kingdom
Crown Acquisition MidCo. 2, Ltd.	United Kingdom
Crown Acquisition TopCo., Ltd.	United Kingdom
DecisionMetrics Limited	United Kingdom
DMWSL 617 Ltd.	United Kingdom
DMWSL 618 Ltd.	United Kingdom
DMWSL 619 Ltd.	United Kingdom
DMWSL 620 Ltd.	United Kingdom
Immobilise.com Limited	United Kingdom
iovation, Ltd.	United Kingdom
process benchmarking limited	United Kingdom
Recipero Limited	United Kingdom
Tenant ID Limited	United Kingdom
TransUnion Global Holdings LP	United Kingdom
TransUnion Information Group, Limited	United Kingdom
TransUnion International UK Limited	United Kingdom
TransUnion UK Holdings Ltd.	United Kingdom
Vail Holdings UK Ltd.	United Kingdom
Credit Reference Bureau Africa Ltd.	Zambia